Exhibit 5.1

E:	lou@bevilacquapllc.com
T:	202.869.0888
W:	bevilacquapllc.com

June 2, 2023

1847 Holdings LLC

590 Madison Avenue, 21st Floor

New York, NY 10022

Re: Securities Being Registered Under Registration Statement on Form S-1 (File No. 333-272057)

Ladies and Gentlemen:

We have represented 1847 Holdings LLC, a Delaware limited liability company (the “Company”), in connection with the Registration Statement on Form S-1, as amended (File No. 333-272057) (the “Registration Statement”), of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder. You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement covers (i) the offering of up to $10,000,000 of units that may be offered for sale by the Company, with each unit consisting of one common share (collectively, the “Shares”) (or, to each purchaser that would otherwise beneficially own over 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding common shares immediately following the consummation of the offering, one pre-funded warrant to purchase one common share in lieu of one common share (collectively, the “Pre-Funded Warrants”)) and one warrant to purchase one common share (collectively, the “Investor Warrants”), (ii) common shares that may be issued upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”), (iii) common shares that may be issued upon exercise of the Investor Warrants (the “Investor Warrant Shares”), (iv) the placement agent warrants that will be issued by the Company to the placement agent of the offering or its designees (the “Placement Agent Warrants,” and together with the Pre-Funded Warrants and the Investor Warrants, the “Warrants”) and (v) common shares that may be issued upon exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares,” and together with the Pre-Funded Warrant Shares and the Investor Warrant Shares, the “Warrant Shares”). The Shares and the Warrants are referred to herein collectively as the “Securities.”

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(a)	the Registration Statement;

(b)	the form of the Placement Agency Agreement (the “Placement Agency Agreement”) included as Exhibit 1.1 to the Registration Statement;

(c)	the form of the Securities Purchase Agreement (the “Purchase Agreement”) included as Exhibit 10.1 to the Registration Statement;

(d)	the form of the Warrant Agency Agreement (the “Warrant Agreement”) and the forms of the Investor Warrant and Pre-Funded Warrant included as Exhibits 4.1, 4.2 and 4.3, respectively, to the Registration Statement;

(e)	the form of Placement Agent Warrant included as Exhibit 4.4 to the Registration Statement;

1050 Connecticut Ave., NW, Suite 500

Washington, DC 20036

PG. 2 June 2, 2023

(f)	the Certificate of Formation of the Company included as Exhibit 3.1 to the Registration Statement;

(g)	the Second Amended and Restated Operating Agreement of the Company included as Exhibit 3.2 to the Registration Statement; and

(h)	Amendment No. 1 to the Second Amended and Restated Operating Agreement of the Company included as Exhibit 3.3 to the Registration Statement.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed (i) the legal capacity of all natural persons executing documents, (ii) the genuineness of all signatures, (iii) the authenticity, accuracy and completeness of all documents submitted to us as originals and the conformity to authentic original documents submitted to us as certified, conformed or reproduced copies. We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents. We have also assumed that the persons identified as officers of the Company are actually serving in such capacity and that the Registration Statement will be declared effective. In our examination of documents, we have assumed that the parties thereto (other than the Company) had the power, corporate or other, to enter into and perform all obligations thereunder and the due authorization of all parties other than the Company by all requisite action, corporate or other, the execution and delivery by all parties other than the Company of the documents, and the validity and binding effect thereof on such parties other than the Company.

Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that:

1.	the Securities and the Warrant Shares have been duly authorized for issuance by all necessary corporate action by the Company;

2.	the Shares, when issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Placement Agency Agreement and the Purchase Agreement, will be validly issued, fully paid and non-assessable;

3.	when the Warrant Agreement is executed and delivered, and when the Warrants are issued, delivered and paid for as described in the Registration Statement and in accordance with the terms of the Placement Agency Agreement and the Purchase Agreement, the Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and

4.	the Warrant Shares, when issued against payment therefor as described in the Registration Statement and in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

PG. 3 June 2, 2023

Notwithstanding anything in this letter which might be construed to the contrary, our opinion expressed herein is limited to the laws of the State of New York and the Delaware Limited Liability Company Act. We express no opinion with respect to the applicability to, or the effect on, the subject transaction of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies. The opinion expressed herein is based upon the law of the State of New York and the Delaware Limited Liability Company Act in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should such law be changed by legislative action, judicial decision, or otherwise. Except as expressly set forth in our opinion above: (i) we express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof and (ii) we express no opinion as to compliance with any other Federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ BEVILACQUA PLLC